Filed Pursuant to Rule 424(b)(2)
File Number 333-135135
A filing fee of $782, calculated in accordance with Rule 457(r), has been transmitted to the Securities and Exchange
Commission in connection with the filing of this prospectus
supplement.
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 19, 2006)
371,500 Shares

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Common Stock

American Medical Systems Holdings, Inc. is offering 371,500 shares of its common stock in the offering.

Shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “AMMD.” The last sale price of our common stock on January 10, 2007 was $19.65 per share.

This investment involves risks. See “Risk Factors” beginning on page S-2.

	Per share	Total
Offering price	$19.65	$7,299,975
Proceeds, before expenses, to American Medical Systems Holdings, Inc.(1).	$—	$—

(1)	In consideration for the purchase of the securities, the purchasers have entered into the Termination Agreement more fully described herein under “Use of Proceeds.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is January 11, 2007

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. To the extent that there is a conflict between the information contained in this prospectus supplement and any document incorporated by reference herein, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement and any document incorporated by reference herein.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement or accompanying prospectus. We have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not an offer of to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of any date the information is presented, but the information may have changed since that date.

SUMMARY
This summary may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement, the accompanying prospectus and the documents we incorporate by reference before making an investment decision. In this prospectus supplement, unless we state otherwise, the terms “we,” “us,” “our” and “Holdings” refer to American Medical Systems Holdings, Inc., together with its subsidiaries.
American Medical Systems Holdings, Inc.
We develop and deliver innovative medical solutions to our target patients and physicians. Since becoming an independent company in 1998, we have worked to build a business that delivers consistent revenue and earnings growth, fueled by a robust pipeline of innovative products for significant, under-penetrated markets of patients and their physicians. We have greatly broadened our product line, building on our traditional base of products for erectile restoration and a product for men’s urinary incontinence, including products and therapies targeted at the men’s pelvic health conditions of benign prostatic hyperplasia, or BPH, and urethral stricture and the women’s pelvic health conditions of female urinary incontinence, pelvic organ prolapse, menorrhagia and fecal incontinence. We estimate these conditions affect over 280 million people in our global markets. Approximately 60 million of these men and women have conditions sufficiently severe so as to profoundly diminish their quality of life and significantly impact their relationships. Our product development and acquisition strategies have focused on expanding our product offering for surgical and office-based solutions and on adding less-invasive solutions for surgeons and their patients. Our primary physician customers include urologists, gynecologists, and urogynecologists.
Our principal executive offices are located at 10700 Bren Road West, Minnetonka, Minnesota 55343. Our telephone number is (952) 930-6000. The address of our Internet site is http://www.americanmedicalsystems.com. This Internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this Internet address is included or incorporated herein.
The Offering

Securities offered by us	371,500 shares of Common Stock.

Use of proceeds	The Company will not receive any cash proceeds as a result of this offering. In consideration for the purchase of the securities, the purchasers have entered into the Termination Agreement more fully described herein under “Use of Proceeds.”

Nasdaq Global Select Market symbol	AMMD
Risk Factors
Investing in our common stock involves risk. You should carefully consider all of the information in this prospectus supplement and the documents we have incorporated by reference. In particular, see “Risk Factors” on page S-2 of this prospectus supplement.

RISK FACTORS
The following risk factors and all of the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus should be considered carefully in connection with any investment in our common stock. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the price of the shares of common stock could decline, and you may lose all or part of your investment in the common stock. Additionally, the following risk factors could cause our actual results to materially differ from those reflected in any forward-looking statements.
Risks Relating to the Company
Our sales may be adversely affected if physicians do not recommend or endorse our products.
We rely upon physicians to recommend, endorse and accept our products. Many of the products we acquired or are developing are based on new treatment methods. Acceptance of our products is dependent on educating the medical community as to the distinctive characteristics, perceived benefits, clinical efficacy, and cost-effectiveness of our products compared to competitive products, and on training physicians in the proper application of our products. We believe our products address major market opportunities, but if we are unsuccessful in marketing them, our sales and earnings could be adversely affected.
Our growth will be slowed if new products are delayed or are not accepted.
As part of our growth strategy, we intend to introduce a number of new products and product improvements. Product introductions depend upon a variety of factors, including timely receipt of appropriate regulatory approvals. If we do not introduce these new products and product improvements on schedule, for any reason, or if they are not well accepted by the market, our business may be adversely affected.
Our sales could decline if our procedures are not accepted by patients.
We predominantly sell implants and therapies for surgical procedures or therapies. If patients do not accept our products and therapies, our sales may decline. Patient acceptance of our products and therapies depends on a number of factors, including the failure of non-invasive therapies, the degree of invasiveness involved in the procedures using our products, the rate and severity of complications, and other adverse side effects from the procedures using our products. Patients are more likely to first consider non-invasive alternatives to treat their urological disorders. Broader patient acceptance of alternative therapies or the introduction of new oral medications or other less-invasive therapies could adversely affect our business.
The failure to successfully integrate Laserscope’s business and operations in the expected time frame, or at all, may adversely affect the combined company’s future results.
We believe that the acquisition of Laserscope will result in certain benefits, including certain global sales force improvements and cost synergies, and will drive product innovations and operational efficiencies. However, to realize these anticipated benefits, the businesses of each company must be successfully combined. The combined company may fail to realize the anticipated benefits of the merger on a timely basis, or at all, for a variety of reasons, including the following:
  •   failure to manage successfully relationships with customers, and suppliers;
  •   failure to transition successfully substantial revenue from indirect sales relationships to direct sales;
  •   failure of customers to accept new products or to continue as customers of the combined company;

  •   failure to coordinate effectively sales and marketing efforts to communicate the capabilities of the combined company;
  •   failure to qualify the combined company’s products as a primary source of supply with OEM customers on a timely basis or at all;
  •   failure to rollout successfully the Laserscope Greenlight HPS product to treat obstructive BPH;
  •   potential incompatibility of technologies and systems;
  •   diversion of management resources from the business of the combined company to integration-related issues;
  •   failure to leverage the increased scale of the combined company quickly and effectively;
  •   potential difficulties integrating and harmonizing financial reporting systems;
  •   failure to implement successfully our ERP system at Laserscope; and
  •   the loss of key employees.
As a result, the integration may result in additional and unforeseen expenses or delays. Further, the size of the transaction may make our integration with Laserscope difficult, expensive and disruptive; adversely affecting the combined company’s revenues and earnings, and implementation of merger integration efforts may divert management’s attention from other strategic priorities. If the combined company is not able to successfully integrate Laserscope’s business and operations, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. If we are unable to successfully transition our sales relationships from indirect distribution channels to our direct sales force, our Laserscope revenues could be materially adversely affected.
In connection with our acquisition of Laserscope, we have substantially increased our debt leverage, which may result in dilution to our shareholders and requires sufficient cash flow.
On June 27, 2006, we issued $373.8 million in principal amount of our Convertible Senior Subordinated Notes. In addition, on July 20, 2006, we entered into a $430.0 million senior secured credit facility to fund a portion of the purchase of Laserscope and to provide a $65.0 million working capital line of credit. At the option of the holder, the notes are convertible into common stock of the Company at an initial conversion price of $19.406 per share, subject to adjustment. Upon conversion, in lieu of shares of our common stock, for each $1,000 principal amount of notes a holder will receive an amount in cash equal to the lesser of (i) $1,000 and (ii) the conversion value, determined in the manner set forth in the Indenture for the notes, of the number of shares of our common stock as determined based on the conversion rate. If the conversion value exceeds $1,000, we will also deliver, in addition to cash, a number of shares of our common stock equal to the sum of the daily share amounts, as defined in the Indenture for the notes. If a holder elects to convert its notes in connection with a designated event that occurs prior to July 1, 2013, we will pay, to the extent described in the Indenture for the notes, a make whole premium by increasing the conversion rate applicable to such notes. All of the above conversion rights will be subject to certain limitations imposed by our Credit Facility.
If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on either of these debt obligations or if we are in material breach of the covenants contained in the loan agreements, we would default under the terms of the applicable loan agreement or indenture. Any such default would likely result in an acceleration of the repayment obligations to such lenders as well as the lenders under any of our or AMS’ other debt agreements under applicable cross default provisions.

The terms of our Convertible Senior Subordinated Notes and our Credit Facility contain terms which may adversely affect our business in a number of ways, including the following:

• requiring us to use a substantial portion of our cash to pay principal and interest on our debt or AMS’ debt, instead of utilizing those funds for other purposes such as working capital, capital expenditures, and acquisitions;

• our ability to obtain any necessary additional financing in the future for working capital, capital expenditures, debt service requirements, or other purposes;
  •   placing us at a competitive disadvantage relative to our competitors who have lower levels of debt;
  •   decreasing our debt ratings and increasing our cost of borrowed funds;
  •   making us more vulnerable to a downturn in our business or the economy generally; and
  •   subjecting us to the risk of being forced to refinance at higher interest rates these amounts when due.
Our Credit Facility contains financial covenants and other restrictions which may limit our ability to operate our business.
In addition to cash generated from operations, our Credit Facility represents our primary source of liquidity. The Credit Facility contains various restrictive covenants, compliance with which is essential to continued credit availability. Among the most significant of these restrictive covenants are financial covenants which require us to maintain predetermined ratio levels related to leverage, interest coverage, fixed charges, and a limit on capital expenditures. The covenants and restrictions contained in the Credit Facility could limit our ability to fund our business, make capital expenditures, and make acquisitions or other investments in the future. Any failure to comply with any of these financial and other affirmative and negative covenants would constitute an event of default under the credit agreement, entitling a majority of the bank lenders to, among other things, terminate future credit availability under the agreement, increase the interest rate on outstanding debt, and accelerate the maturity of outstanding obligations under that agreement.
Changes in third party reimbursement for our products and therapies may influence our customers’ purchasing activity.
Our physician and hospital customers depend on third party government and non-government entities around the world to reimburse them for services provided to patients. The level of such third party reimbursement has fluctuated from time to time in the past, may fluctuate in the future, and is subject to review or withdrawal at any time. The level of reimbursement may influence whether customers purchase our products. Further, as we expand our offerings from implants surgically delivered to patients in hospital settings to minimally-invasive therapies delivered to patients in physician offices, we must address the information needs of varied reimbursement systems and processes. While our sales history of devices in the U.S. does not reflect an obvious correlation between sales levels and changes in CMS reimbursement rates, office-based business may be more directly impacted by reimbursement rate fluctuations than our hospital-based business has been historically. Any unfavorable change in reimbursement could have a negative impact on our business.
Our revenues and operating results may be negatively affected and we may not achieve future growth projections if we fail to compete successfully against our competitors.
Many of our competitors have greater resources, more widely accepted products, less invasive therapies, greater technical capabilities and stronger name recognition in individual product categories than we do. Our competitors will continue to improve their products and develop new competing products, including less invasive or noninvasive products or pharmaceuticals. We may be unable to compete effectively with our competitors if we cannot keep up with existing or new alternative products, techniques, therapies and technology in the markets we serve. These new technologies and products may beat our products to the market, be more effective than our products or render our products obsolete by substantially reducing the prevalence of the conditions our products and therapies treat.

We may experience an interruption in sales of a product and incur costs if that product is recalled.
In the event that any of our products present a health hazard to the patient or physician or fail to meet product performance criteria or specifications, we could voluntarily recall the products. The FDA or an international regulatory body could also require us to recall the products. There is a possibility that we may recall products in the future and that future recalls could result in significant costs to us and in significant negative publicity which could harm our ability to market our products in the future.
We may not be able to supply products that incorporate materials or components which are single- or sole-sourced.
Some of our products utilize raw materials or components that are either single-or sole-sourced. These sources of supply could encounter manufacturing difficulties or may unilaterally decide to stop supplying us because of product liability concerns or other factors. We currently rely on single source suppliers for the silicone and fabric used in our male prostheses and for the porcine dermis and mesh used in many of our female products. Furthermore, we use single sources for the TherMatrx consoles and disposables. A key component of the InhibiZone antibiotic technology is also procured from a single source. We rely on a single and sole source suppliers for certain components in laser manufacturing at Laserscope. We have no written agreements with our key suppliers requiring them to supply us with these raw materials or components, and we cannot assure you that we would be able to timely or cost-effectively replace any of these sources upon any disruption. The loss of any of these suppliers could have a material adverse effect on our financial results in the near term, as we would be required to qualify alternate designs or sources.
The start-up, transfer, termination or interruption of any of these relationships or products, or the failure of our suppliers to supply product to us on a timely basis or in sufficient quantities, would likely cause us to be unable to meet customer orders for our products and harm our reputation with customers and our business. If we obtain a new supplier for a component, we may need to obtain FDA approval of a PMA supplement to reflect changes in product manufacturing and the FDA may require additional testing of any component from new suppliers prior to our use of these components. Further, if FDA approval of a PMA supplement is required, any delays in delivery of our product to customers would be extended and our costs associated with the change in product manufacturing may increase.
Inadequate data submissions or clinical study results which do not support a product approval may delay or preclude a product’s commercialization.
Regulatory authorities around the world dictate different levels of manufacturing and design information and/or clinical data for various products and therapies in order to ensure their safety and efficacy. In the event the data submitted is deemed inadequate or the clinical study results do not support approval, a product may either not be fit for commercialization or may require a redesign to satisfy the regulatory authorities and/or clinical study outcomes. In addition, though a product’s clinical results may meet the regulatory requirements for product approval and commercialization, market acceptance and adoption of the product may not meet our expectations.
Our sale of products could be reduced if we are unable to obtain the regulatory approvals necessary to market our products in the United States and foreign jurisdictions.
If we fail to receive regulatory approval for future products, we will be unable to market and sell these products. In the United States, we must obtain approval from the FDA before we can begin commercializing most of our products. The FDA approval process is typically lengthy and expensive, and approval is never certain. Products distributed outside of the United States are also subject to foreign government regulations which vary from country to country. The time required to obtain approval from a foreign country may be longer or shorter than that required for FDA clearance. Our failure to comply with regulatory approvals could result in government authorities:
  •   imposing fines and penalties on us;
  •   preventing us from manufacturing our products;

  •   bringing civil or criminal charges against us;
  •   delaying the introduction of our new products into the market;
  •   recalling or seizing our products;
  •   disrupting the manufacture or distribution of our products; or
  •   withdrawing or denying approvals for our products.
In the event we fail to comply with manufacturing regulations, we could be prevented from selling our products.
In order to commercially manufacture our products, we must comply with the FDA’s manufacturing regulations which govern design controls, quality systems and documentation policies and procedures. The FDA and foreign authorities periodically inspect our manufacturing facilities. Our failure to comply with these manufacturing regulations may prevent us or delay us from marketing or distributing our products and this would have a negative impact on our business.
Our business may suffer if our new products are not cleared to market in the United States or any other market.
We sell some of our products only in international markets because they have not been cleared for marketing in the United States. We may be unable to sell future products in Europe, the United States or any other market for a number of reasons. These reasons include, among others, that the potential products could be:
  •   ineffective or cause harmful side effects during preclinical testing or clinical trials;
  •   difficult to manufacture on a large scale; or
  •   uneconomical for the healthcare reimbursement system.
We may lose market share to our competitors and be unable to operate our business profitably in the event our patents and other intellectual property rights do not adequately protect our products and therapies.
We rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our products. These legal means, however, afford only limited protection and may not adequately protect our rights. In addition, we cannot be assured that pending patent applications will issue. The U.S. Patent and Trademark Office (PTO) may deny or significantly narrow claims made under patent applications and the issued patents, if any, may not provide us with significant commercial protection. We could incur substantial costs in proceedings before the PTO. These proceedings could result in adverse decisions as to the priority of our inventions. In addition, the laws of some of the countries in which our products are or may be sold may not protect our products and intellectual property to the same extent as U.S. laws, or at all. We may be unable to protect our rights in trade secrets and unpatented proprietary technology in these countries.
We seek to protect our trade secrets and unpatented proprietary technology, in part, with confidentiality agreements with our employees and consultants. We cannot assure you, however, that:
  •   these agreements will not be breached;
  •   we will have adequate remedies for any breach; or
  •   trade secrets will not otherwise become known to or independently developed by our competitors.

In the event of a claim that we infringe upon another’s intellectual property rights, we could incur significant costs and/or be required to stop the sale of the related product.
The medical device industry is highly litigious with respect to patents and other intellectual property rights. Companies in the medical device industry have used intellectual property litigation to seek to gain a competitive advantage. In the future, we may become a party to lawsuits involving patents or other intellectual property. A legal proceeding, regardless of the outcome, would draw upon our financial resources and divert the time and efforts of our management. If we lose one of these proceedings, a court, or a similar foreign governing body, could require us to pay significant damages to third parties, require us to seek licenses from third parties and pay ongoing royalties, require us to redesign our products, or prevent us from manufacturing, using or selling our products. In addition to being costly, protracted litigation to defend or enforce our intellectual property rights could result in our customers or potential customers deferring or limiting their purchase or use of the affected products until the litigation is resolved. We may be involved in future proceedings before the PTO with regard to three requests for interference claims filed by Conceptus, Inc. against two Ovion patent applications and one Ovion patent.
We are required to comply with broad, pervasive and continually changing federal and state “fraud and abuse” laws, and, if we are unable to fully comply with such laws, we could face substantial penalties and our products could be excluded from government healthcare programs.
We are subject to various federal and state laws pertaining to healthcare fraud and abuse. These laws, which directly or indirectly affect our ability to operate our business, include, but are not limited to, the following:

• the federal Anti-Kickback Statute, which prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual, or furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs, and corresponding state laws;

• the federal False Claims Act, which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government; and

• the federal False Statements Statute, which prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services.
If our past or present operations are found to be in violation of any of the laws described above or other similar governmental regulations to which we or our customers are subject, we or our officers may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines, imprisonment, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Similarly, if the physicians or other providers or entities with whom we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation. If enforcement action were to occur, our reputation and our business and financial condition may be harmed, even if we were to prevail or settle the action.
We could incur significant costs or other negative impacts if significant product liability claims are made against us.
The manufacture and sale of medical devices exposes us to significant risk of product liability claims. In the past, we have had a number of product liability claims relating to our products. In the future, we may be subject to additional product liability claims, some of which may have a negative impact on our business. As our product and therapy portfolio broadens into the treatment of additional medical indications, our historical product liability experience may not be a reflection of our longer term future exposure. If a product liability claim or series of claims is brought against us for uninsured liabilities or for amounts in excess of our insurance coverage, our business could suffer.

If physician malpractice insurance costs increase, at some point physicians may alter their practice patterns and cease using our products.
Most of our products are used by physicians who are required to maintain certain levels of medical malpractice insurance to maintain their hospital privileges. As the cost of this insurance increases, certain physicians who have used our products to treat their patients may stop performing surgeries or providing therapies. Unless the patients who would have been treated by these physicians are referred to other physicians, sales of our products could decline.
If we are unsuccessful in integrating acquisitions, our business and financial condition could be adversely affected.
We have acquired businesses in the past and we may acquire other businesses in the future. Failure to successfully retain critical employees of an acquired company, failure to gain FDA approval for the products of an acquired company, or the inability to establish and maintain appropriate communications, performance expectations, regulatory compliance procedures, accounting controls, and reporting procedures could have a material adverse affect on our business. Once an acquisition is completed, we may also experience:
  •   difficulties in assimilating any acquired companies and products into our existing business;
  •   delays in realizing the benefits of the acquired company or products;
  •   diversion of our management’s time and attention from other business concerns;
  •   lack of or limited direct experience in new markets we may enter; or
  •   difficulties in retaining key employees of the acquired business necessary to manage these acquisitions.
In addition, an acquisition could materially impair our operating results by causing us to incur debt or requiring us to amortize acquisition expenses and acquired assets.
Loss of our principal manufacturing facilities would adversely affect our financial position.
We are currently operating with one manufacturing shift at each of our two principal locations, with no redundancy between facilities. Although we believe we have adequate physical capacity to serve our business operations for the foreseeable future, we do not have a back up facility, and the loss or impairment of either of our Minnetonka or San Jose facilities would have a material adverse effect on our sales, earnings, and financial condition.
Changes in international stability or foreign exchange rates could negatively impact our sales.
During the fiscal 2005, approximately 21.8% of our sales were to customers outside the United States. Some of these sales were to governmental entities and other organizations with extended payment terms. A number of factors, including political or economic instability in the countries where we do business, could affect payment terms and our ability to collect foreign receivables. We have little influence over these factors and changes could have a material adverse impact on our business. In addition, foreign sales are influenced by fluctuations in currency exchange rates, mainly in the euro. In recent years, our sales have been positively impacted by increases in the value of the euro relative to the U.S. dollar. Decreases in the value of the euro relative to the U.S. dollar would negatively impact our sales.
An inability to meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 could adversely affect investor confidence and, as a result, our stock price.
During fiscal 2005 and 2004, we expended significant resources to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The requirements of this Act must be maintained quarterly and are likely to evolve as the result of a reassessment of the Act’s initial implementation. Failure to respond to changes in the requirements of the Act, our inability to comply regularly with the Act’s requirements, and the costs of ongoing compliance could have a material adverse affect on investor confidence and our business.
Stock option expensing could impact investors’ confidence in our stock price.
In December 2004, the Financial Accounting Standard board issued SFAS No. 123(R), Share-Based Payment, pursuant to which all stock-based compensation awards must be measured and expensed in consolidated financial statements beginning for us with our first fiscal quarter of 2006. Though we have been including footnote disclosure of the impact of the expense that would be recorded under SFAS No. 123 to our earnings and earnings per share in our regularly published SEC filings, the impact of this change to our stock price, and to those throughout the market, is uncertain at this time.
Risks Related to the Common Stock
Our stock price may be volatile and your investment in our common stock could suffer a decline in value.
With the current uncertainty about health care policy, reimbursement and coverage in the United States, there has been significant volatility in the market price and trading volume of securities of medical device and other health care companies unrelated to the performance of these companies. These broad market fluctuations may negatively affect the market price of our common stock. Some specific factors that may have a significant affect on our common stock market prices include:
  •   actual or anticipated fluctuations in our operating results;
  •   our announcements or our competitors’ announcements of technological innovations or new products;
  •   clinical trial results;
  •   changes in our growth rates or competitors’ growth rates;
  •   developments regarding our patents or proprietary rights, or those of our competitors;
  •   FDA and international actions with respect to the government regulation of medical devices and third-party reimbursement matters;
  •   public concern as to the safety of our products;
  •   changes in health care policy in the United States and internationally;
  •   conditions in the financial markets in general;
  •   conditions of other medical device companies or the medical device industry generally; and
  •   changes in stock market analyst recommendations regarding our common stock, other comparable companies or the medical device       industry generally.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the accompanying prospectus supplement and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results, wherever they occur in this prospectus and any accompanying prospectus supplement or the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth in this prospectus and the accompanying prospectus supplement incorporated by reference into this prospectus.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, or, in the case of forward-looking statements in the accompanying prospectus or those documents incorporated by reference, as of the date of the cover of the accompanying prospectus or the date of the filing of the document that includes the statement, respectively. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.
We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including without limitation under the captions “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” in our most recent Quarterly Report on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider these forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus.
USE OF PROCEEDS
We will not receive any cash proceeds in connection with the offering of the 371,500 shares of common stock. In consideration for the sale of the securities, the purchasers in the offering entered into a Termination Agreement, dated December 8, 2006, with us, Laserscope, a California corporation and one of our indirect subsidiaries, and InnovaQuartz Incorporated, an Arizona corporation and wholly-owned subsidiary of Laserscope. Under the Termination Agreement, the parties agreed to terminate all of their respective obligations under a Stock Purchase Agreement, dated as of April 30, 2006, among Laserscope and the purchasers in this offering, including InnovaQuartz’s contingent obligation to make earn out payments, all post-closing covenants and all indemnification obligations.
Laserscope acquired InnovaQuartz in May 2006 pursuant to the Stock Purchase Agreement. The Stock Purchase Agreement contained contingent earn out payments based on milestones, revenues and profitability through 2008 and related covenants that significantly limited InnovaQuartz’s flexibility in operating the business during the earnout period, penalties for violating those provisions and customary indemnification provisions.
In order to resolve a dispute relating to these earnout and penalty provisions, we agreed to issue the shares to the purchasers in this offering, and all of the parties to the Termination Agreement agreed to terminate the Stock Purchase Agreement, including all contingent earnout payments under the Stock Purchase Agreement and to release all claims against each other.

PLAN OF DISTRIBUTION
The common stock being registered is to be offered and sold directly by us to Stephen Griffin and Brian Barr pursuant to the terms of the Termination Agreement. There will be no compensation provided to any underwriter, broker, dealer or finder in connection with the distribution of the common stock in this offering. Expenses in connection with this offering, which consist primarily of legal services, are estimated at $25,000, and will be borne by us.
DESCRIPTION OF COMMON STOCK
General
The following summary of the terms of our common stock, including our Second Amended and Restated Certificate of Incorporation and By-Laws, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Second Amended and Restated Certificate of Incorporation and By-Laws and relevant provisions of Delaware law. You should refer to, and read this summary together with, our Certificate of Incorporation and By-Laws to review all of the terms of our common stock that may be important to you.
Under our Second Amended and Restated Certificate of Incorporation, we are authorized to issue a total of 200,000,000 shares of common stock, par value $.01 per share. As of January 10, 2007, we had 71,196,727 issued and outstanding shares of our common stock held by approximately 119 stockholders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is quoted on the Nasdaq Global Select Market under the symbol “AMMD.”
Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of such shares exclusively possess all voting power, except as provided by law or in any resolution adopted by our Board of Directors with respect to any series of preferred stock. Our Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. In addition, the holders of shares of our common stock are entitled to participate equally in dividends when our Board of Directors declares dividends on our common stock out of legally available funds. In the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities, except as provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock. No shares of our common stock have any preemptive, redemption or conversion rights, or the benefits of any sinking fund.
Certain Anti-Takeover Matters
Our Second Amended and Restated Certificate of Incorporation and By-Laws and Delaware law include a number of provisions that we believe may have the effect of encouraging persons considering unsolicited tender offers or other takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. The following is a summary description of these provisions, and we refer you to our Second Amended and Restated Certificate of Incorporation and By-Laws and Delaware law for more information since their terms affect a holder’s rights as a stockholder. The anti-takeover provisions include:
Classification of the Board
Our Board of Directors is divided into three classes, each of which consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. Our Board of Directors currently consists of six members. Each class of directors serves a three-year term. At each annual meeting of our stockholders, successors to the class of directors whose term expires at the annual meeting are elected for three-year terms.
The classification of our Board of Directors could have the effect of making it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of our Board of Directors. Two stockholder meetings, instead of one, generally will be required to effect a change in the control of our Board of Directors. Our Board of Directors believes that the longer time required to elect a majority of a classified board will help to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as our directors.

Removal of Directors
Our Second Amended and Restated Certificate of Incorporation provides that our directors may be removed only for cause and upon the affirmative vote of the holders of a majority of our outstanding shares.
Business Combinations with Interested Stockholders
The Delaware legislature has enacted legislation which generally prohibits a corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years from the date such person becomes an interested stockholder, unless the interested stockholder:

•	prior to becoming an interested stockholder, obtained the approval of our Board of Directors for either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	becomes the beneficial owner of at least 85% of our outstanding voting stock in the same transaction in which the stockholder became an interested stockholder, excluding for purposes of determining the number of shares outstanding those shares owned by officers, directors and certain employee stock plans; or

•	subsequent to the acquisition of 15% or more of our outstanding voting stock, obtains approval of the business combination by our Board of Directors and the holders of two-thirds of our outstanding shares, other than those shares held by the interested stockholder.
The term “business combination” refers to a merger, consolidation or other specified corporate transaction. The term “interested stockholder” refers to a 15% stockholder or an affiliate which was a 15% stockholder at any time within the preceding three years.
Special Meetings
Our By-Laws provide that only our Board of Directors, our President or our President, at the request of the holders of a majority of our outstanding shares, may call a special meeting.
INCORPORATION BY REFERENCE
As allowed by the SEC’s rules, we “incorporate by reference” the information that we file with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules), which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. This prospectus incorporates by reference the documents set forth below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended on Form 10-K/A filed on June 19, 2006;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2006, July 1, 2006, and September 30, 2006;

•	Current Reports on Form 8-K filed on February 15, 2006, March 24, 2006, March 27, 2006, April 27, 2006, May 9, 2006, June 5, 2006, June 8, 2006, June 19, 2006, June 20, 2006, June 21, 2006, June 28, 2006, July 11, 2006, July 26, 2006, August 1, 2006, August 8, 2006, September 8, 2006, October 31, 2006, December 6, 2006, December 14, 2006, and January 11, 2007 and amendments on Form 8-K/A filed on June 19, 2006 and October 3, 2006; and

 •   The description of our common stock contained in our Registration Statement on Form 8-A, and any amendment or report filed with the      SEC for the purpose of updating such description.
We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus supplement until we have sold all of shares of common stock to which this prospectus supplement relates or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any additional documents or information “furnished” and not “filed” with the SEC.
You may request a free copy of these filings by writing or telephoning us at the following address:
American Medical Systems, Inc.
10700 Bren Road West
Minnetonka, MN 55343
Attention: Corporate Secretary
(952) 930-6000
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

PROSPECTUS

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Common Stock
Senior Debt Securities
Subordinated Debt Securities
Senior Subordinated Debt Securities

Guarantees of Senior Subordinated Debt Securities by:

AMERICAN MEDICAL SYSTEMS, INC.
AMS SALES CORPORATION
AMS RESEARCH CORPORATION

American Medical Systems Holdings, Inc. may offer from time to time (i) common stock, (ii) senior debt securities, (iii) subordinated debt securities and (iv) senior subordinated debt securities. This prospectus also covers guarantees of our payment obligations under the senior subordinated debt securities, which may be given from time to time by our wholly-owned subsidiaries, American Medical Systems, Inc., AMS Sales Corporation and AMS Research Corporation, on terms to be determined at the time of the offering. The senior subordinated debt securities may be convertible into or exercisable for common stock or other securities of our company or debt or equity securities of one or more other entities.

This prospectus describes some of the general terms that may apply to these securities. We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq National Market under the symbol “AMMD.”

Investing in our securities involves risks. Before purchasing any of our securities, you should refer to the risk factors incorporated by reference into this prospectus, described in any accompanying prospectus supplement or incorporated by reference into any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superceded by the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference into this prospectus and in the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

In this prospectus, the words “Holdings,” “we,” “our,” “ours,” and “us” refer to American Medical Systems Holdings, Inc., a Delaware corporation and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires; and “AMS” refers to American Medical Systems, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance with these requirements, we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file may be inspected and copied at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

The address of our internet site is http://www.americanmedicalsystems.com. We make available free of charge on or through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION BY REFERENCE

As allowed by the SEC’s rules, we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in, or incorporated by reference into, this prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

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We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities described in this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended on Form 10-K/A filed on June 19, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006;

•	Current Reports on Form 8-K filed on February 15, 2006, March 24, 2006, March 27, 2006, April 27, 2006, May 9, 2006, June 5, 2006, June 8, 2006 and June 19, 2006 and an amendment Form 8-K/A filed on June 19, 2006;

•	The audited consolidated financial statements of Laserscope appearing in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and the reports thereon of PricewaterhouseCoopers LLP included therein;

•	The unaudited consolidated financial statements of Laserscope appearing in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	The condensed consolidating financial information of the subsidiary guarantors pursuant to Rule 3-10(f)(4) of Regulation S-X, as detailed in our Current Report on Form 8-K filed on June 19, 2006; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a free copy of these filings by writing or telephoning us at the following address:

American Medical Systems, Inc.
10700 Bren Road West
Minnetonka, MN 55343
Attention: Corporate Secretary
(952) 930-6000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results, wherever they occur in this prospectus and any accompanying prospectus supplement or the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth in this prospectus and the accompanying prospectus supplement incorporated by reference into this prospectus.

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THE COMPANY

About American Medical Systems Holdings, Inc.

We develop and deliver innovative medical solutions to our target patients and physicians. Since becoming an independent company in 1998, we have worked to build a business that delivers consistent revenue and earnings growth, fueled by a robust pipeline of innovative products for significant, under-penetrated markets of patients and their physicians. We have greatly broadened our product line, building on our traditional base of products for erectile restoration and a product for men’s urinary incontinence, including products and therapies targeted at the men’s pelvic health conditions of benign prostatic hyperplasia, or BPH, and urethral stricture and the women’s pelvic health conditions of female urinary incontinence, pelvic organ prolapse, menorrhagia and fecal incontinence. We estimate these conditions affect over 280 million people in our global markets. Approximately 60 million of these men and women have conditions sufficiently severe so as to profoundly diminish their quality of life and significantly impact their relationships. Our product development and acquisition strategies have focused on expanding our product offering for surgical and office-based solutions and on adding less-invasive solutions for surgeons and their patients. Our primary physician customers include urologists, gynecologists, and urogynecologists.

Our principal executive offices are located at 10700 Bren Road West, Minnetonka, Minnesota 55343. Our telephone number is (952) 930-6000. The address of our internet site is http://www.americanmedicalsystems.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated herein.

About the Subsidiary Guarantors

AMS, AMS Sales Corporation and AMS Research Corporation (collectively, the “Subsidiary Guarantors”) are Delaware corporations that are wholly-owned subsidiaries of Holdings. The principal executive offices of all of the Subsidiary Guarantors are located at 10700 Bren Road West, Minnetonka, Minnesota 55343, and the telephone number at that address is (952) 930-6000.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, capital expenditures, investments in our subsidiaries or as additions to working capital. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information with respect to our consolidated ratios of earnings to fixed charges for the periods indicated:

	Quarter Period Ended				Fiscal Year Ended
	Apr. 1,		Apr. 2,		Dec. 31,		Jan. 1,		Jan. 3,		Dec. 28,		Dec. 19,
	2006		2005		2005		2004		2003		2002		2001

Ratio of Earnings to Fixed Charges	114.2	x	148.7	x	140.1	x	17.5	x	22.1	x	14.9	x	4.1x

For purposes of computing this ratio, “earnings” consist of income before income taxes plus fixed charges (excluding capitalized interest) and minority interests (relating to subsidiaries whose fixed charges are included in the computation), excluding equity in undistributed earnings of less-than-50%-owned-investments. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense that we deem to be representative of interest. As required by the rules which govern the computation of this ratio, both earnings and fixed charges are adjusted where appropriate to include the financial results for our nonconsolidated majority-owned subsidiaries.

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DESCRIPTION OF THE SECURITIES

General

We may issue from time to time, in one or more offerings the following securities:

•	senior debt securities, subordinated debt securities and senior subordinated debt securities, each of which may be convertible into or exercisable for common stock or other securities of our company or debt or equity securities of one or more other entities; and

•	shares of common stock.

We will set forth in the applicable prospectus supplement a description of the senior debt securities, subordinated debt securities, senior subordinated debt securities and common stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

Guarantees

The senior subordinated debt securities may be guaranteed by our wholly-owned subsidiaries, AMS, AMS Sales Corporation and AMS Research Corporation. The prospectus supplement relating to the senior subordinated debt securities of a particular series may describe the terms of any guarantees, including, among other things, the conditions under which guarantees will be added or released. Any guarantees may be joint and several obligations of the guarantors.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, MN.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Laserscope’s Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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371,500 Shares
American Medical Systems Holdings, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

January 11, 2007